Exhibit 5.01

[Letterhead of Hogan & Hartson LLP]
April 3, 2006
Board of Directors
Ciena Corporation
1201 Winterson Road
Linthicum, Maryland 21090
Ladies and Gentlemen:
     We are acting as counsel to Ciena Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission under Rule 462(e) under the Securities Act of 1933, relating to the proposed public offering of Convertible Senior Notes due 2013 (the “Debt Securities”) of the Company that are to be convertible into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).
     The Debt Securities and the Common Stock are herein referred to as “Securities.” The Debt Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):
1.	An executed copy of the Registration Statement.

2.	The Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on March 31, 2006 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the “Certificate of Incorporation”).

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect (the “Bylaws”).

4.	Resolutions of the Board of Directors of the Company adopted at a meeting of the Board of Directors on March 1, 2006, as certified by the Secretary of the Company on the date hereof as then being complete,

Board of Directors
Ciena Corporation
April 3, 2006

accurate and in effect, relating to the filing by the Company of the Registration Statement and other related matters (the “Securities Resolutions”).
5.	The Form of Indenture relating to the Debt Securities filed as Exhibit 4.07 to the Registration Statement (the “Indenture”) to be entered into by the Company and The Bank of New York, a New York banking association (the “Trustee”).
     In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the documents submitted to us, the authenticity of all originals documents, and the conformity to authentic original documents of all of the documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount, and terms of the Debt Securities to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the Securities Resolutions, Certificate of Incorporation, Bylaws and applicable Delaware General Corporation law and, as applicable, applicable New York law (each, a “Board Action”) in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (iii) the Debt Securities will be issued pursuant to the Indenture, which shall have been executed and delivered by the Company and the Trustee and shall contain such terms as shall have been authorized by the Board Action in respect of the Debt Securities; (iv) prior to the issuance of any Common Stock upon conversion of any Debt Securities, sufficient shares of Common Stock shall be duly authorized pursuant to the Certificate of Incorporation; (v) the Debt Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (vi) such Common Stock shall be issued upon conversion of Debt Securities in accordance with the terms thereof, the Indenture and the Board Action; and (vii) the Company will remain a Delaware corporation.

Board of Directors
Ciena Corporation
April 3, 2006

     To the extent that the obligations of the Company with respect to the Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture for the Debt Securities, the Trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Indenture, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture.
     This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraph (a), the laws of the State of New York, and (ii) as to the opinions given in paragraph (b), the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that:
     (a) With respect to any Debt Securities, upon (i) due execution and delivery of the Indenture, on behalf of the Company and the Trustee named therein, (ii) final Board Action authorizing the issuance of the Debt Securities in accordance with the Indenture, (iii) due authentication by the Trustee, and (iv) due execution, issuance, and delivery of the Debt Securities against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the Indenture and such agreement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     (b) With respect to any Common Stock issued upon the conversion of Debt Securities, upon (i) final Board Action authorizing issuance of such shares of Common Stock in connection with the authorization of the Debt Securities, and (ii) due exercise of applicable conversion rights in accordance with the terms of the Debt Securities, the Common Stock will be validly issued, fully paid, and nonassessable.

Board of Directors
Ciena Corporation
April 3, 2006

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
     We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ HOGAN & HARTSON L.L.P.
HOGAN & HARTSON L.L.P.